EXHIBIT 99.1

CONTACT INFORMATION

Investors:	Media:

Brian Siegel	Maureen O’Connell
(408) 400-1942	(408) 400-1543
investor.relations@palmsource.com	maureen.oconnell@palmsource.com

Palmsource Reports Second Quarter of Fiscal Year 2005 Results

•	Revenues of $19.2 million

•	GAAP earnings per share (EPS) of $0.14

•	Non-GAAP EPS of $0.21

SUNNYVALE, Calif., Dec. 22, 2004 — PalmSource, Inc. (Nasdaq: PSRC), provider of Palm OS®, a leading operating system powering next generation mobile devices and smartphones, today announced results for its second quarter ended November 26, 2004. The Company reported revenues for the second quarter of 2005 of $19.2 million versus $16.8 million reported in the second quarter of 2004.

As a result of the settlement with Acer, Inc., the second quarter of 2005 GAAP and non-GAAP financials benefited from $2.1 million in revenues reported under license and royalty revenue, as well as a decrease in operating expenses of $0.5 million.

GAAP Net Income and EPS

GAAP net income for the second quarter of 2005 was $2.1 million versus a net loss of $9.1 million reported in the second quarter of 2004. GAAP EPS for the second quarter of 2005 were $0.14 versus the net loss per share of $0.89 reported in the second quarter of 2004.

Non-GAAP net income for the second quarter of 2005 was $3.2 million versus a non-GAAP net loss of $0.3 million for the second quarter of 2004. Non-GAAP EPS for the second quarter of 2005 were $0.21 versus a net loss per share of $0.03 for the second quarter of 2004. GAAP and non-GAAP EPS for the second quarter of 2005 were calculated on a diluted basis using 15.1 million shares.

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For the second quarter of 2005, the Company’s licensees reported shipping a total of approximately 1.2 million units, of which 30 percent were smartphones with the remainder being PDA’s and other mobile handheld devices. This compares to a total of approximately 1.3 million units shipped in the second quarter of 2004, of which 6 percent were smartphones with the remainder being PDA’s and other mobile handheld devices. The decrease in total unit volume versus the prior year’s quarter was primarily related to Sony’s previously announced exit from the PDA market outside of Japan.

“Although we generally performed to our financial expectations during the second quarter, we are not satisfied with this performance,” said David Nagel, president and CEO of PalmSource. “However, we did see some encouraging signs for our future, as in aggregate, our licensees reported shipping the largest number of Palm Powered™ smartphones for any quarter, and we continued to see a larger portion of our business come from that category. We also saw growth in the Palm Powered Economy, as we added three new partners for our Palm Powered Mobile World Program, signed three new ODM partners in Asia and three of our licensees introduced new smartphones worldwide.”

Strategy to Broaden Product Portfolio

“Over the past year, we have focused our strategy and resources on new growth opportunities,” said Nagel. “These efforts resulted in the release of Palm OS® Cobalt 6.1 in late September of this year, which was our first product specifically targeted at the smartphone market. Palm OS Cobalt products are in development and we hope to see the first of these devices in the market in the earlier part of calendar 2005, although the exact shipment dates depend on the specific product decisions of our licensees and carriers.”

“On December 8, we began the next phase in our strategy with the anticipated acquisition of China MobileSoft Ltd. (CMS). Besides a cost-efficient engineering and support team that we believe will help us penetrate China more deeply, we believe the expanded product portfolio we will acquire will put us in a position to achieve our long-term goal of becoming the leading provider of software for phones and mobile devices at all price points.”

The pending acquisition of CMS is expected to give PalmSource access to more than ten new CMS licensees that have already shipped applications in over one million phones and 30 different phone models. It is anticipated that in addition to these new licensees and a broader product portfolio, CMS will enable PalmSource to expand its presence in China with localized cost-efficient engineering and support. According to market data from the China Daily Herald (Nov. 2004), China is one of the fastest growing mobile phone markets in the world. China currently has 320 million mobile phone users and is adding approximately 5.5 million new subscribers each month.

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Business Outlook

For the third quarter ending February 25, 2005, the Company expects revenues will be between $18.0 million plus or minus 5 percent. Within this revenue range, GAAP operating expenses are expected to be approximately $17.5 million, and GAAP loss per share to be between ($0.11) to break-even, assuming 14.7 million basic and diluted shares outstanding.

Third quarter GAAP EPS includes approximately $1.0 million for stock-based compensation that should be excluded when calculating non-GAAP EPS. Non-GAAP EPS should be calculated on a diluted basis using 15.0 million shares outstanding, while non-GAAP loss per share should be calculated using 14.7 basic shares outstanding.

Anticipated Impact of China MobileSoft Acquisition

PalmSource anticipates that the pending CMS transaction will close sometime in its third fiscal quarter, which ends February 25, 2005, subject to and following approval of the transaction by CMS shareholders. Due to the uncertainty as to the timing of the closing of the transaction, PalmSource has not included any potential impact of this acquisition in its Business Outlook for the third fiscal quarter. However, based on information that is currently available, which is subject to change as indicated below, PalmSource expects the following impact on its financial results related to the acquisition of CMS for the remainder of fiscal year 2005, ending June 3, 2005:

•	A nominal increase in revenue, but a material increase in GAAP operating expenses related to the CMS acquisition; and

•	An increase in GAAP operating expenses are expected to increase by $7.0 to $9.0 million*, which includes approximately $4.5 – 6.5 million* in non-GAAP expenses for stock based compensation, write-offs related to in-process research and development and the amortization of purchased intangibles, that should be excluded when calculating non-GAAP financial measures.

*	The exact amount of the expense for stock-based compensation may cause actual GAAP and non-GAAP operating expenses to differ from these ranges because it is dependent on the closing price for PalmSource common stock on the day the deal is approved by CMS shareholders. Additionally, any write-off for in-process research and development is subject to change based on an independent third party evaluation following the close of the acquisition.

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Investor Conference Call / Webcast Details

The Company will hold a conference call on Wednesday, December 22, 2004 at 2:00 p.m. PT to review its second quarter results. It will be broadcast live and archived on the web at http://www.palmsource.com/about/ir.html. A replay of the call will be available for 7 days beginning at 3:00 p.m., PT. The replay number is (800) 642-1687, and the passcode is 2853772.

About PalmSource

PalmSource, Inc. is the company behind Palm OS®, a leading operating system powering mobile information devices. Approximately 37 million Palm Powered™ handhelds and smartphones have been sold to date worldwide. Industry leaders Aceeca, AlphaSmart, Fossil, Garmin, GSL, Kyocera, Lenovo, palmOne, QTech, Samsung, Sony, Symbol Technologies and Tapwave license Palm OS from PalmSource to create diverse mobile devices that meet unique customer needs. Palm OS has given rise to a large community of users, enterprises, developers and manufacturers, who together make up the Palm Powered™ Economy. More information about PalmSource is available at www.palmsource.com, www.palmsource.co.uk, www.palmsource.fr, www.palmsource.de, www.palmsource.com/es and www.palmsource.com.cn.

Copyright ©2004, PalmSource, Inc., PalmSource and Palm OS are trademarks or registered trademarks of PalmSource, Inc. or its affiliate in the United States, France, Germany, Japan, the United Kingdom and other countries. All other brands, product names, company names, trademarks and service marks are the properties of their respective owners. All rights reserved.

Use of Non-GAAP Financial Measures

Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company’s management refers to these non-GAAP financial measures — such as non-GAAP net income and net loss — in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial

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and operational decision-making. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

Safe Harbor Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our agreement to acquire China MobileSoft Ltd., our strategy, markets, products, and product roadmap, the Palm Powered™ Economy, and the market for mobile devices and phones. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, our ability to successfully complete and integrate the acquisition of China MobileSoft Ltd.; our ability to successfully execute our strategy; our ability to identify and meet end users, operators/carriers and manufacturers requirements; realization of the anticipated growth in the mobile device market, particularly in China, and our ability to benefit from such growth and to do business successfully in China; our ability and the ability of our licensees and developers to deliver new products on schedule and in time to meet market demands, the ability of our licensees to deliver Palm OS® 6.1 products in early 2005; our ability to maintain and grow the Palm Powered Economy ; and other risks and uncertainties contained in our public announcements, reports to stockholders and other documents filed with and furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended May 28, 2004 and our Quarterly Report on Form 10-Q for the period ended August 27, 2004. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

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PalmSource, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2004	2003	2004	2003
Revenue:
Related party license and royalty	$234	$10,343	$1,305	$20,630
Third party license and royalty	18,081	5,174	34,044	10,680

Total license and royalty	18,315	15,517	35,349	31,310
Related party support and service	91	214	182	413
Third party support and service	828	1,041	1,855	2,181

Total support and service	919	1,255	2,037	2,594

Total revenue	19,234	16,772	37,386	33,904
Cost of revenue:
License and royalty	680	611	1,434	1,991
Support and service	460	428	946	972

Total cost of revenue	1,140	1,039	2,380	2,963

Gross margin	18,094	15,733	35,006	30,941

Operating expenses:
Research and development	7,193	7,933	15,466	16,726
Sales and marketing	4,393	4,488	8,849	8,898
General and administrative	3,429	3,070	7,032	5,903
Stock-based compensation	1,146	2,688	3,333	3,822
Restructuring	—	—	602	—
Amortization of intangibles	—	65	—	163
Separation costs	1	6,067	17	7,092

Total operating expenses	16,162	24,311	35,299	42,604

Operating income (loss)	1,932	(8,578)	(293)	(11,663)
Interest expense	—	(146)	(31)	(273)
Other income (expense), net	153	(43)	392	38
Gain on early extinguishment of debt	—	—	1,875	—

Income (loss) before income tax	2,085	(8,767)	1,943	(11,898)
Income tax provision	27	356	50	1,013

Net income (loss)	$2,058	$(9,123)	$1,893	$(12,911)

Basic earnings (loss) per share	$0.14	$(0.89)	$0.13	$(1.28)

Shares used in computing basic earnings (loss) per share	14,645	10,227	14,454	10,114

Diluted earnings (loss) per share	$0.14	$(0.89)	$0.13	$(1.28)

Shares used in computing diluted earnings (loss) per share	15,072	10,227	14,759	10,114

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PalmSource, Inc.

Non-GAAP Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2004	2003	2004	2003
Revenue:
Related party license and royalty	$234	$10,343	$1,305	$20,630
Third party license and royalty	18,081	5,174	34,044	10,680

License and royalty	18,315	15,517	35,349	31,310
Related party support and service	91	214	182	413
Third party support and service	828	1,041	1,855	2,181

Support and service	919	1,255	2,037	2,594

Total revenues	19,234	16,772	37,386	33,904
Cost of revenue:
License and royalty	680	611	1,434	1,991
Support and service	460	428	946	972

Total cost of revenue	1,140	1,039	2,380	2,963

Gross margin	18,094	15,733	35,006	30,941

Non-GAAP operating expenses:
Research and development	7,193	7,933	15,466	16,726
Sales and marketing	4,393	4,488	8,849	8,898
General and administrative	3,429	3,070	7,032	5,903

Total non-GAAP operating expenses	15,015	15,491	31,347	31,527

Non-GAAP operating income (loss)	3,079	242	3,659	(586)
Interest expense	—	(146)	(31)	(273)
Other income (expense), net	153	(43)	392	38

Non-GAAP income (loss) before income taxes	3,232	53	4,020	(821)
Income tax provision	27	356	50	1,013

Non-GAAP net income (loss)	$3,205	$(303)	$3,970	$(1,834)

Non-GAAP basic earnings (loss) per share before unusual items	$0.22	$(0.03)	$0.27	$(0.18)

Shares used in computing non-GAAP basic earnings (loss) per share	14,645	10,227	14,454	10,114

Non-GAAP diluted earnings (loss) per share before unusual items	$0.21	$(0.03)	$0.27	$(0.18)

Shares used in computing non-GAAP diluted earnings (loss) per share	15,072	10,227	14,759	10,114

Reconciliation between GAAP and non-GAAP Net income (loss):
GAAP net income (loss)	$2,058	$(9,123)	$1,893	$(12,911)
Stock-based compensation	1,146	2,688	3,333	3,822
Amortization of intangibles	—	65	—	163
Restructuring	—	—	602	—
Separation costs	1	6,067	17	7,092
Gain on early extinguishment of debt	—	—	(1,875)	—

Non-GAAP net income (loss)	$3,205	$(303)	$3,970	$(1,834)

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PalmSource, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	November 30, 2004	May 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$33,120	$45,144
Short-term investments	27,285	25,057
Accounts receivable, net	8,020	6,038
Prepaids and other	4,132	2,124

Total current assets	72,557	78,363

Restricted investments	1,691	1,680
Property and equipment, net	2,890	2,281
Goodwill	52,845	52,845
Intangibles assets, net	—	111
Long-term investments	10,826	16,733
Other assets	1,880	779

Total assets	$142,689	$152,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,750	$2,494
Deferred revenue	7,006	8,296
Accrued restructuring	143	—
Other accrued liabilities	8,302	7,625

Total current liabilities	19,201	18,415
Non-current liabilities:
Deferred revenue and other	8,439	10,386
Long-term convertible subordinated note	—	15,000

Series A redeemable convertible preferred stock	—	—
Stockholder’s equity:
Common stock	15	15
Additional paid-in capital	167,521	165,835
Accumulated other comprehensive income (loss)	342	259
Unearned stock-based compensation	(3,358)	(5,754)
Accumulated deficit	(49,471)	(51,364)

Total stockholder’s equity	115,049	108,991

Total liabilities and stockholders’ equity	$142,689	$152,792

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PalmSource, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended November 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$1,893	$(12,911)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	780	1,534
Stock based compensation transferred from Palm, Inc.	—	(15)
Stock based compensation expense	3,434	3,565
Deferred income taxes	141	762
Gain on early extinguishment of debt	(1,875)	—
Changes in assets and liabilities:
Receivable from related parties	—	(533)
Accounts receivable	(1,982)	(504)
Prepaids and other	(1,791)	(1,412)
Accounts payable	1,392	3,875
Payable to Palm, Inc.	—	(1,911)
Deferred revenue	(3,377)	651
Accrued restructuring	143	(349)
Other accrued liabilities	1,228	(1,951)

Net cash used for operating activities	(14)	(9,199)

Cash flows from investing activities:
Purchase of property and equipment	(1,278)	(648)
Investment in debt security	(1,500)	—
Proceeds from sale of assets	—	380
Proceeds from sale of equity securities	—	6
Purchase of available-for-sale securities	(4,600)	—
Sale/maturity of available-for-sale securities	8,400	—

Net cash provided by (used for) investing activities	1,022	(262)

Cash flows from financing activities:
Capital contributions by Palm, Inc.	—	6,000
Proceeds from issuance of common stock	104	—
Public offering expenses	(751)	—
Stock issuance under employee stock purchase plan	585	—
Repayment of long-term convertible subordinated note	(13,125)	—
Other, net	—	(25)

Net cash provided by (used for) financing activities	(13,187)	5,975

Effect of exchange rate changes on cash	155	86
Change in cash and cash equivalents	(12,024)	(3,400)
Cash and cash equivalents, beginning of period	45,144	37,465

Cash and cash equivalents, end of period	$33,120	$34,065

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